UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

In connection with the Merger Agreement dated as of March 14, 2014 among Roomlinx, Inc. (the “Company”), Signal Point Holdings Corp. and Roomlinx Merger Corp. (as amended, the “Merger Agreement”), the Company entered into a Waiver and Consent Agreement dated as of March 11, 2014 (the “Consent Agreement”) with Hyatt Corporation (“Hyatt”).

Pursuant to the Consent Agreement, Hyatt provided its conditional consent and approval to the transactions contemplated by the Merger Agreement and any assignment of the Company’s assets contemplated thereunder, including the assignment to SignalShare Hospitality, Inc. (“SSH”), a wholly owned subsidiary of the Company, of the Company’s right, title and interest under (i) the Master Services & Equipment Purchase Agreement dated as of March 12, 2012 between the Company and Hyatt (the “MSA”) and (ii) the Hotel Services & Equipment Purchase Agreements (the “HSAs”) entered into by the Company with individual hotel owner entities, pursuant to which the Company has agreed to provide in-room media and entertainment solutions (including its proprietary Interactive TV (or iTV) platform), high speed internet, free-to-guest, on-demand programming and related support services to Hyatt hotels.

On September 29, 2014, the Company received a letter from Hyatt (the “Hyatt Letter”), pursuant to which Hyatt notified the Company that Hyatt is terminating the HSAs with respect to the following five hotels in which the Company has yet to install any equipment or provide any services – the Hyatt Regency Indianapolis, the Hyatt Regency Greenwich, the Grand Hyatt New York City, the Hyatt Regency Coconut Point and the Hyatt Regency Lake Tahoe (collectively, the “Hotels”). The Hyatt Letter does not affect any Hyatt hotels under the MSA currently being serviced by the Company.

Pursuant to the Hyatt Letter, Hyatt also is requesting repayment, by no later than November 1, 2014, of deposits in the aggregate amount of $966,035.77 paid to the Company by the Hotels in connection with the HSAs.

Hyatt’s termination of the HSAs is based on alleged noncompliance by the Company and SSH with certain provisions of the Consent Agreement. The Company is currently evaluating all of its options, including legal options, with respect to the validity of the Hyatt Letter and the alleged grounds for terminating the HSAs for the Hotels, which grounds the Company believes are without merit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2014	ROOMLINX INC.

By: /s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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